Exhibit 99.2

 OFFICERS LONG-TERM INCENTIVE PLAN
FISCAL THREE-YEAR PERIOD
FY18, FY19, AND FY20

Acknowledgement of receipt and agreement of Officer Incentive Plan as described herein.

Executive Signature	Date

WINNEBAGO INDUSTRIES, INC.
OFFICERS LONG-TERM INCENTIVE PLAN
Fiscal Three-Year Period FY18, FY19 and FY20

1.
Purpose. The purpose of the Winnebago Industries, Inc. Officers Long-Term Incentive Plan (the “Plan”) is to promote the long-term growth and profitability of Winnebago Industries, Inc. (the “Company”) by providing its officers with an incentive to achieve long-term corporate profit objectives and to attract and retain officers who will contribute to the achievement of growth and profitability of the Company.

2.	Authority; Administration.

a.
2014 Omnibus Equity, Performance Award, and Incentive Compensation Plan. Any awards of common stock issuable under this Plan shall be issued under and pursuant to the terms of the Company’s 2014 Omnibus Equity, Performance Award, and Incentive Compensation Plan (the “Stock Plan”), and the terms of this Plan and any determinations made hereunder shall constitute terms and conditions of the award of common stock under the Stock Plan. Terms not otherwise defined in this Plan shall have the meaning set forth in the Stock Plan.

b.
Administrator. The Plan shall be administered by the Human Resources Committee (the “Committee”) appointed by the Board of Directors, or a subset of such Committee that satisfies the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder (the “Code”) with respect to any incentive compensation subject to Code §162(m).

c.
Powers and Duties. The Committee shall have sole discretion and authority to make any and all determinations necessary or advisable for administration of the Plan and may amend or revoke any rule or regulation so established for the proper administration of the Plan. All interpretations, decisions, or determinations made by the Committee pursuant to the Plan shall be final and conclusive.

d.
Annual Approval. The Board must approve the Plan and specific financial objectives and targets within the first 90 days of each new fiscal three (3) year period. Each year a new plan will be established for a new three-year period.

3.	Participation Eligibility.

a.	Participants must be an officer of the Company with responsibilities that can have a real impact on the Corporation’s end results.

b.	The Committee will approve all initial participation prior to the beginning of each new three (3) year period.

c.
The Committee will make the determination on participation for new participants. Unless otherwise specified, participants must be actively employed as of the end of the three (3) year fiscal period to be eligible for any incentive award.

4.
Target Performance Goals. The long-term incentive award is based upon financial performance of the Corporation or a segment of the Corporation and may include non-financial, individual performance goals. The Plan is a three (3) year (fiscal) program that provides for an opportunity for an incentive award based on the achievement of long-term financial performance results as measured at the end of the three (3) year fiscal period.

The performance measurements for this Plan will be based upon one or more pre-established financial performance measurements. These financial performance measurements will provide an appropriate balance between quality and quantity of earnings or other financial criteria set forth in the Stock Plan. The Committee will establish the financial measurements including a Target, a minimum threshold below which an incentive will not be paid and a maximum incentive level within the first 90 days of the fiscal year in which the Plan is established, which may be based on the Corporation’s or a segment’s financial objectives. Financial performance achievement levels may be adjusted to include or exclude specific items of an unusual nature or non-operating or significant events not anticipated by the Committee when financial performance measurements were established, as determined by the Committee in its sole discretion and as permitted by the Stock Plan.
The Committee has determined that one or more of the following financial performance objectives shall be used:
Enterprise Operating Income
Enterprise Net Sales Growth
Enterprise Return on Invested Capital
Return on Equity

In addition, the Committee may, at the time and in a manner similar to the financial measurements, establish one or more individual contributions of each executive in the form of a Non-Qualified Performance Award as a part of or in addition to the award based solely on the financial performance objectives. The award for individual contributions may increase or decrease the award based on the financial performance objectives, provided that such award for individual contributions shall not result in an increase in the award based on the financial performance objectives if the Committee determines, at the time the objectives are established, that such award is a Qualified Performance Award. The Committee reserves the right to reduce the total amount of any individual’s awards in its discretion.
The Committee delegates to the CEO the authority to establish the incentive (Target) opportunity for officers other than executive officers subject to the limitations set forth in this Plan.

5.
Award Components. Individual officer long term incentive thresholds, targets, and maximums expressed as a percentage of base salary or a flat dollar amount, are approved annually by the Committee and may vary by individual. Actual incentive awards can range from 0% to 150% of an officer’s incentive target. The incentive target amount is then converted to separate awards in proportions totaling 100% as established by the Committee at the time the performance objectives are established as follows:

Restricted Stock Component. A restricted stock grant for a fixed number of shares of common stock of Winnebago Industries, Inc. (shares) based on stock price on the date of grant, such shares to vest in equal annual installments at the end of each fiscal year, provided the individual remains employed with the Company or a subsidiary on such date, subject to acceleration of vesting as determined by the Committee and set forth in the restricted stock agreement.
Non-qualified Option Component. A nonqualified option grant for a fixed number of shares for a period of ten years and based on the stock price on the date of grant determined under the Plan, such options to vest and be first exercisable in equal annual installments at the end of each fiscal year, provided the individual remains employed with the Company or a subsidiary on such date, subject to acceleration of vesting and exercise as determined by the Committee and set forth in the option agreement.
Performance Stock Component. An award of performance stock for a fixed number of shares based on the stock price on date of formal approval of the three (3) year plan. The number of shares of each individual’s performance award for the three (3) year fiscal period shall be in direct proportion to the financial performance expressed as a percentage (Financial Factor) against predetermined financial performance targets for each participant. The results for the fiscal three (3) year period will be used in identifying the Financial Factor to be used for that plan period when calculating each participant’s performance awards. The resultant number of performance shares at Target will be adjusted up or down as determined by actual financial performance expressed as a percentage (Financial Factor) at the end of the three (3) year fiscal period. If individual contributions were established by the Committee, the Committee shall evaluate such contributions in determining that portion of the performance award, subject to the limitation set forth above for any performance award that constitutes a Qualified Performance Award.

6.
Issuance of Performance Restricted Stock. The performance award component, if any, earned for the three-year performance period will be awarded in the form of a grant made in restricted shares of common stock to encourage stock ownership and promote the long-term growth and profitability of Winnebago Industries, Inc. A participant must actively be employed by Winnebago Industries, Inc. at the end of the fiscal three (3) year period to be eligible for any performance award. The performance restricted stock grant shall be awarded as soon as practical after the final measurement of the financial criteria has been approved by the Committee in October following fiscal year end, but in no event later than 2 ½ months after the end of the fiscal year. The performance restricted stock grant will be considered vested and taxable on the date of such grant based upon the stock price on the date the stock is issued. A sufficient amount of stock may be withheld to pay any employment and income taxes applicable thereto, unless the individual makes other arrangement to pay any required tax withholding. The transfer restriction on the performance stock award shall be removed one year following date of grant.

7.
Change in Control. In the event the Company undergoes a “Change in Control” as defined in the Stock Plan, the Committee shall, prior to the effective date of the Change in Control (the “Effective Date”), make a good faith estimate with respect to the achievement of the financial performance through the end of the Plan three (3) year period. In making such estimate, the Committee may compare the achievement of the financial performance against the forecast through the Plan three (3) year period and may consider such other factors as it deems appropriate. The Committee shall exclude from any such estimate any and all costs and expenses arising out of or in connection with the Change in Control. Based on such estimate, the Committee shall make a full three (3) year performance stock award within 15 days after the Effective date to all participants. The Committee may, in its discretion, accelerate the vesting of restricted stock and the vesting and exercise of non-qualified stock options that are a component of this Plan prior to or on the Effective Date of a Change in Control.

8.
Recoupment of Incentive Compensation. Notwithstanding anything herein to the contrary, the restricted stock, stock option and performance stock awards, and the proceeds thereof, awarded or paid in connection with the Plan shall be subject to forfeiture and recoupment to the extent required under federal law and in accordance with Section 14 of the Stock Plan.

9.	Governing Law. Except to the extent preempted by federal law, the consideration and operation of the Plan shall be governed by the laws of the State of Iowa.

10.
Employment Rights. Nothing in this Plan shall confer upon any employee the right to continue in the employ of the Company, or affect the right of the Company to terminate an employee’s employment at any time, with or without cause.

Approved by the Human Resources Committee October 17, 2017

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